                                                                   EXHIBIT 10.9


                        CONFIDENTIAL TREATMENT REQUESTED

                         MASTER HIGH SPEED DATA SERVICES
                       ACCESS AND RIGHT OF ENTRY AGREEMENT


This MASTER HIGH SPEED DATA SERVICES ACCESS AND RIGHT OF ENTRY AGREEMENT (this "Agreement") is entered into as of the 23rd day of February 1999 ("Effective Date"), by and between I3S, INC., a Texas corporation, with a place of business at 1440 Corporate Drive, Irving, Texas 75038 ("I3S"); and ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust, with a place of business at 7670 South Chester Street, Suite 100, Englewood, Colorado 80112, including all affiliates and subsidiaries which may become parties to this Agreement from time to time (collectively, "ARCHSTONE"). ARCHSTONE and I3S are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

                                    RECITALS

WHEREAS, ARCHSTONE currently owns and manages multiple dwelling unit communities (collectively, "MDUs") in several metropolitan markets throughout the United States;

WHEREAS, I3S provides system integration and network services, including, without limitation, high speed data services as more specifically described in Exhibit D attached hereto and incorporated herein by reference ("HSDS"), to multiple system franchise cable operators ("MSOs"), private cable operators ("PCOs"), and real estate investment trusts ("REITs"), nationwide; and

WHEREAS, ARCHSTONE desires that I3S provide HSDS to certain MDUs agreed to by the parties (individually, a "Property", and collectively, the "Properties") and I3S desires to provide such HSDS as set forth below; and

WHEREAS, I3S and ARCHSTONE anticipate that they will enter into agreements (each an "MDU Property Agreement") under which the Operator will provide HSDS to the residents of the MDU defined therein, on the terms and conditions provided therein;

WHEREAS, I3S and ARCHSTONE desire to agree on standard terms (the "Standard Terms") that will be incorporated by reference in each MDU Property Agreement and be effective to the extent not in conflict with the terms of such MDU Property Agreement; and

WHEREAS, I3S and ARCHSTONE have agreed that the execution and delivery of an MDU Property Agreement is good and sufficient consideration to support this Agreement.

NOW THEREFORE, I3S and ARCHSTONE agree that the capitalized term "Standard Terms", as used in any MDU Property Agreement, shall mean the following terms:

                                    ARTICLE 1
                    PROPERTY, REPRESENTATIONS AND WARRANTIES

1.1 PROPERTY

The "Property" shall mean the property identified in an MDU Property Agreement, in substantially the form as attached as Exhibit A hereto, to which these Standard Terms are attached, made a party of and apply pursuant to the provisions of that MDU Property Agreement. The parties shall enter into an MDU Property Agreement for each ARCHSTONE's property that the parties mutually agree shall have HSDS provided to such property by I3S. Neither party shall be under any obligation to enter into an MDU Property Agreement for any ARCHSTONE property.

1.2 REPRESENTATIONS AND WARRANTIES OF ARCHSTONE.

         AUTHORITY. This Agreement has been duly authorized, executed and delivered by ARCHSTONE and constitutes a valid and legally binding Agreement of ARCHSTONE, and neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in a breach, violation or default under the organizational documents of ARCHSTONE, if applicable; or any material agreement binding on ARCHSTONE that would affect its obligations hereunder.

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of ARCHSTONE shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of I3S shall not diminish its rights to rely thereon.

1.3 REPRESENTATIONS AND WARRANTIES OF I3S.

         AUTHORITY. This Agreement has been duly authorized, executed and delivered by I3S and constitutes a valid and legally binding Agreement of I3S, and neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in a breach, violation or default under the Certificate of Incorporation and Bylaws of I3S, if applicable; or any material agreement binding on 13S that would affect its obligations hereunder.

         PERMITS, LICENSES, ETC. I3S possesses all material permits, licenses, franchises rights, trademarks, trademark rights, trade names, trade name rights, copyrights, and all other intellectual property rights which are required to conduct its business and provide HSDS in accordance with this Agreement.

         I3S LICENSES. I3S possesses all requisite licenses from third parties necessary to provide HSDS to ARCHSTONE's Properties and their residents.

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by or on behalf of I3S shall survive the execution and delivery of this

Agreement, and any investigation at any time made by or on behalf of ARCHSTONE shall not diminish its rights to rely thereon.

                                    ARTICLE 2
                                      TERM

2.1 TERM. This Agreement shall have a term of seven (7) years from the Effective Date; provided, however, that with respect to any Property initially presented to and declined to be served by I3S hereunder within twenty-four (24) months of the Effective Date, and subsequently re-presented to and accepted by I3S thereafter, then the term of any such MDU Property Agreement pertaining to such Property shall be five (5) years; further provided, however, that this Agreement shall be extended thereafter on a month to month basis unless either Party notifies the other Party in writing of its intent to terminate this Agreement; and further provided, however, that with respect to each executed MDU Property Agreement, the term set forth therein shall govern the term of each such MDU Property Agreement.

                                    ARTICLE 3
                                   EXCLUSIVITY

3.1 EXCLUSIVITY. For Properties covered by this Agreement, ARCHSTONE shall not agree to or accept commissions or other forms of compensation for the marketing of other parties' HSDS, except as provided herein, and shall not provide or support, or allow to be provided or supported, on premise marketing support for such other parties' HSDS at the Property. Notwithstanding the foregoing, ARCHSTONE cannot preclude a party from providing U.S. Federal Communications Commission tariffed telecommunications or municipal franchise cable television services to the Properties to deliver high speed Internet access or data services to a Property subject to this Agreement in the event that said party possesses a specific federal or state statutory or regulatory right, or municipal cable television franchise obligation to do so or other pre-existing agreement with ARCHSTONE. Subject to these limitations, I3S shall have the exclusive right to market, promote and sell HSDS at each Property covered hereby during the term of this Agreement.

                                    ARTICLE 4
                             ARCHSTONE'S OBLIGATIONS

4.1 ACCESS RIGHTS. In consideration of the mutual agreements of the parties contained herein, ARCHSTONE agrees to do and perform, or cause to be done and performed, the following:

         (a) ARCHSTONE will assist, or cause to be assisted, I3S in gaining access to apartment units at the Properties as necessary in furtherance of this Agreement subject to the terms and conditions set forth herein, particularly
Section 6.4 below.






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
         (b) ARCHSTONE hereby grants I3S, or shall cause to be granted to I3S, access and a right of entry to the Property and the cable distribution or other data distribution plant as provided in each executed MDU Property Agreement.

         (c) ARCHSTONE will permit, or cause to be permitted, employees, permitted agents, or contractors of I3S reasonable access, at no charge, to the Property, in connection with any and all work hereunder for installation, inspection, maintenance, repair or removal of Equipment (as defined in Section
6.2 below), or to provide or market HSDS to I3S customers as set forth herein. Each party's employees, contractors, or agents will, while on the premises of any other party, comply with this Agreement (including, but not limited to the requirement in Section 6.4 below to check in with the Property community manager whenever on the Property) and all stated or published rules and regulations.

4.2 MAINTENANCE PROBLEMS/CUSTOMER COMPLAINTS. ARCHSTONE shall use reasonable efforts to request residents to coordinate directly with the point of contact designated in writing by I3S to ARCHSTONE regarding any complaints or technical problems. ARCHSTONE will use reasonable efforts to inform, or cause to be informed, I3S of any material or recurring maintenance problems regarding the HSDS of which ARCHSTONE is aware.

4.3 EQUIPMENT SPACE. ARCHSTONE shall provide, or cause to be provided, a lockable space, at no charge, to I3S at each Property for the storage of Equipment in connection with the performance of its obligations hereunder, to the extent such space is reasonably available.

4.4 ADDITIONAL PROVISIONS. The MDU Property Agreement shall set forth additional terms, if any, governing the maintenance of cable television inside wiring and distribution plant at any Property subject to this Agreement at which ARCHSTONE owns such inside wiring and distribution plant.

                                    ARTICLE 5
                          AFFIRMATIVE AGREEMENTS OF I3S

5.1 GENERAL OBLIGATIONS. In consideration of the mutual agreements of the parties contained herein, I3S agrees to do and perform, or cause to be done and performed, the following:

         (a) I3S shall possess and maintain good, valid, indefeasible and marketable title to its property that pertains in any way to HSDS, and all such property shall remain free and clear of any adverse claims, interests and liens, except as has been heretofore disclosed in writing to ARCHSTONE.

         (b) I3S shall maintain in full force and effect all material permits, licenses, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business and provide HSDS in accordance with this Agreement.

         (c) During the term of this Agreement, I3S agrees to procure and maintain the following insurance policies and require its contractors to carry the following insurance policies in no less than the following minimum amounts (or such other minimum amounts, if higher, as are required by law):

               (i) All risk property insurance covering the full replacement cost of the Equipment and all other personal property and improvements installed or placed in or on the Properties by I3S.

               (ii) Insurance to protect I3S and ARCHSTONE from and against any and all claims for injury or damage to persons or property, both real and personal, caused by the construction, erection, operation or maintenance of any structure, equipment, appliance or products authorized or used by I3S pursuant to the authority of I3S in performance of this Agreement, and the amount of such insurance against liability due to damage or injury to property shall not be less than One Hundred Thousand and No/100 Dollars ($100,000.00) and against liability due to injury or death or persons shall not be less than Five Hundred Thousand and No/100 Dollars ($500,000.00) as to any one person and One Million and No/100 Dollars ($1,000,000.00) as to two or more persons in any one accident.

               (iii) Workman's compensation insurance with limits in compliance with the laws of the State in which the Property is located.

               (iv) Vehicular liability insurance with personal injury limits of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) for one person and One Million and No/100 Dollars ($1,000,000.00) for two or more persons and vehicular liability property damage insurance with a limit of not less than Fifty Thousand and No/100 Dollars ($50,000.00) to cover all vehicle accidents.

               (v) Umbrella excess liability insurance with limits of not less than and One Million and No/100 Dollars ($1,000,000.00) for bodily injury and property damage in excess of the minimum amounts stated above.

               (vi) Employer's liability insurance with no less than the minimum limits required by law.

Copies of all insurance policies referenced above, to be obtained by I3S in compliance with this Section shall be furnished to ARCHSTONE upon written request.

         The liability policies shall name ARCHSTONE as an additional insured, insure on an occurrence and not a claims made basis, be issued by companies licensed to do business in the State in which the Property is located, not be cancelable unless thirty (30) days prior written notice shall have been given to ARCHSTONE, and contain a cross liability/severability of interests clause and a contractual liability endorsement (any policy issued to ARCHSTONE providing duplicate or similar coverage shall be deemed excess over I3S's policies). Such policies or certificates thereof shall be delivered to ARCHSTONE by I3S upon commencement of this Agreement and upon each renewal of said insurance. The all risk property insurance obtained by ARCHSTONE and I3S shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured against ARCHSTONE or I3S, their officers, trustees, directors, employees, agents, invitees and contractors in connection with any loss or damage thereby insured against. I3S warrants that it meets or exceeds all insurance requirements stated herein and those that are required by the laws in the State in which each Property is located.

         (d) I3S shall assume and pay all operating and capital costs and expenses associated with the HSDS and the Equipment, including, without limitation any and all:

          Monthly recurring private Internet exchange points

          Monthly recurring switch maintenance

          Monthly recurring POP transport

          Monthly recurring Dallas network operations center costs (including installation costs)

          Customer support IP technicians and engineers (NOC, Help Desk and field personnel)

          I3S specific training

          Insurance on I3S capital equipment

          I3S-specific travel and entertainment

          Switch site equipment (including installation costs)

          Peering point routers

          Private Internet exchange point hardware (including installation costs)

          I3S network infrastructure equipment

          Transport facilities

          Backbone transport facilities

          Monthly recurring local loop costs

          Monthly recurring property maintenance (Lce, Router, DSU/CSR)

          Monthly recurring IP headed maintenance

          CSR platform and services

          Internet browse platform user license

          MDU property IP equipment (Lce, Router, DSU/CSR)

          IP master headed equipment

          Nonrecurring local loop transport costs

          Customer billing and collections

Unless otherwise agreed to in advance and in writing, ARCHSTONE shall not be responsible for any installation, upgrade, local loop circuits, or maintenance costs for the I3S HSDS distribution system and components thereof.

                                    ARTICLE 6
                     HIGH SPEED DATA SERVICES AND EQUIPMENT

6.1 HSDS. During the term of this Agreement, I3S shall provide the HSDS more particularly described and set forth in Exhibit D attached hereto and incorporated herein by reference to each resident of the Property requesting HSDS. Any decrease to the HSDS (as defined in Exhibit D, in particular the section titled "Definition of High Speed Data Services (HSDS)") shall be mutually agreed upon by the parties and shall only become applicable when an amendment covering such change, addition or decrease is executed by the parties.

         Further, and in accordance with specific terms and conditions to be negotiated in good faith between Archstone and I3S, I3S shall provide Archstone with (i) one (1) high speed data services connection to the leasing office of each Property covered by the Agreement for use by Archstone's employees at said Property, (ii) a dedicated Internet connection at Archstone's Denver corporate office for the purpose of connecting each Property to said corporate office, and
(iii) web-based development and applications services, together with associated web hosting services, for Archstone's general corporate purposes and operations.

6.2 EQUIPMENT. I3S, at its sole cost and expense, shall construct, install, operate and maintain on-site equipment as allocated to I3S in Section 5.l(iv) above (the "Equipment") on and through the Property, necessary for I3S to provide HSDS to the Property pursuant to this Agreement. I3S shall not install any other equipment on the Property. To the extent future enhancements of the HSDS and/or I3S's obligations herein may require additional, different or new Equipment that require additional HVAC or other additional costs to ARCHSTONE, I3S and ARCHSTONE shall mutually agree thereon (and shall be deemed part of the Equipment once installed). All Equipment will be installed at mutually agreed upon location(s). Prior to the commencement of any construction and/or installation work, I3S shall, at its sole cost and expense, prepare and deliver to ARCHSTONE complete working drawings, plans and specifications (the "Plans"), detailing the location and size of the Equipment and specifically describing all proposed work. No work shall commence until ARCHSTONE has approved the plans (including, but not limited to, the location and size of the Equipment), which approval will not be unreasonably withheld, conditioned or delayed. The Equipment, and any personal property on the Property belonging to I3S shall be there at the sole risk of I3S, and ARCHSTONE shall not be liable for damage thereto or theft, misappropriation or loss thereof, except due to ARCHSTONE's gross negligence or willful misconduct. I3S shall, at its sole cost and expense:

     (1)  perform all such construction in a safe, good and workmanlike manner;

     (2) perform all such construction and work in such a way as to minimize interference with the operation of the Property;

     (3) maintain workmen's compensation insurance in form and amount as is required by law during all such periods of construction and work;

     (4) obtain, prior to the commencement of any construction and work, all necessary federal, state and municipal permits, licenses and approvals.

6.3 OPERATION, MAINTENANCE AND REPAIR.

         (a) I3S shall provide the Equipment and the HSDS and otherwise perform hereunder in accordance with, in all material respects, federal, state and local laws, if any, which may be applicable thereto. I3S, at its sole cost and expense, shall promptly repair all damage to the Property and all improvements thereon caused by I3S and its agents, employees and contractors to substantially original condition (to the reasonable satisfaction of ARCHSTONE).

         (b) I3S agrees to keep the Equipment in good working order, repair and condition throughout the term of the Agreement, and not to materially disrupt or interfere with other providers of services in the Property or with any resident's use and enjoyment of their leased premises or the common areas of the Property or with ARCHSTONE's operation of the Property except to the extent I3S is in compliance, and subject to, the provisions of Exhibit E.

6.4 RESIDENT SUPPORT AND INSTALLATION. Support and installation services provided by I3S shall at all times conform with the service levels specified in Exhibit E. All such responses and support provided by I3S shall be in material compliance with governmental laws and/or regulations and within general industry standards. Requests for individual installations of HSDS shall be completed within a reasonable timeframe. I3S shall not enter a resident's apartment unit without resident's express approval. Further, I3S shall not enter a resident's unit unless resident or an adult representative of the resident is present. I3S will use all reasonable efforts to check in with ARCHSTONE's on-site community manager (or that manager's designated representative) prior to entering the Property. I3S will have its employees, agents and contractors carry identification badges when on the Property, in order that on-site management and residents of the Property may confirm that such persons are on the Property on behalf of I3S pursuant to this Agreement.

6.5 REMOVAL OF EQUIPMENT UPON TERMINATION. Upon expiration or earlier termination of this Agreement, I3S shall have the right (subject to I3S's obligation to repair damage to the Property that is set forth in Section 6.3(a) above), at its expense, to remove the Equipment, if any, from the Property within sixty (60) days from the date of such expiration or termination. Thereafter, ownership and all right, title and interest to and of the Equipment shall automatically transfer to ARCHSTONE (and I3S shall deliver good, valid and marketable title to ARCHSTONE free and clear of all liens, encumbrances, pledges and/or charges of any kind, and I3S shall promptly execute a bill of sale for the Equipment as reasonably prepared by ARCHSTONE, provided that the absence of such a bill of sale shall in no way limit the transfer of ARCHSTONE set forth herein). Notwithstanding the foregoing, I3S shall remain liable for (shall indemnify ARCHSTONE from, and shall promptly satisfy) any liens, encumbrances, pledges and/or charges of any kind on such Equipment and/or personal property that were placed thereon due to actions or omissions of I3S, its employees, agents (other than ARCHSTONE) or contractors.

                                    ARTICLE 7
                             SERVICE LEVEL STANDARDS

7.1 HSDS SERVICE LEVEL STANDARDS. During the term of this Agreement, I3S shall maintain the service level standards pertaining to various aspects of the HSDS, as more particularly described and set forth in Exhibit E attached hereto and incorporated herein by reference. Failure to do so shall constitute a material breach of this Agreement.

                                    ARTICLE 8
              REVENUE ALLOCATION; CUSTOMER ACCESS PRICING; BRANDING

8.1 REVENUE ALLOCATION. Monthly recurring Internet access revenue generated by customers at Properties subject to this Agreement will be paid to I3S; provided, however, that, by the twenty-fifth day of each month of the term of this Agreement, I3S shall pay ARCHSTONE a revenue sharing fee calculated on the basis of such monthly recurring Internet access revenue, prepaid or not, (exclusive of one-time charges, such as: installation charges, customer equipment sales or leases, other charges passed through on a no-markup basis collected by I(3)S, and comparable charges such as customer service charges or maintenance charges) actually collected by or on behalf of I3S for the immediately preceding month from residents of the Properties ("Revenues") in accordance with following tables and the individual the table set forth in the applicable MDU Property
Agreement:

         In all instances where ARCHSTONE through itself or a third party provides the on-Property access distribution system ("Access Distribution"), the Archstone revenue share shall be in accordance with Table II; and in all other cases where Table II does not apply, the Archstone revenue share shall be in accordance with Table I. Subscriber penetration shall be calculated as the percent of the residential units at the applicable Property that have a subscriber to HSDS against the total residential units under lease at the Property. The single column in the Tables below that shall be used to determine the applicable revenue share for each monthly payment period shall be determined according to the subscriber penetration percent calculated as of the first day of that month.


ARCHSTONE REVENUE SHARE        TABLE I
-------------------------------------------------------------------------------
                             Subscriber
                             Penetration

Access Option     Network      0-10%         11-      16-     21-     Above
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                       Access       Investment                  15%      20%       30%         30%
                    Distribution
--------------------------------------------------------------------------------------------------
I. Cable               I3S             I3S            *          *        *         *           *
Modem
--------------------------------------------------------------------------------------------------
II. Copper             I3S             I3S            *          *        *         *           *
--------------------------------------------------------------------------------------------------
III. Switched          I3S             I3S            *          *        *         *           *
Ethernet
--------------------------------------------------------------------------------------------------
IV. FITL               I3S             I3S            *          *        *         *           *
--------------------------------------------------------------------------------------------------


ARCHSTONE REVENUE SHARE                                TABLE II
--------------------------------------------------------------------------------------------------
                                                    Subscriber
                                                   Penetration
--------------------------------------------------------------------------------------------------
Access Option                        Network          0-10%     11-      16-      21-       Above
                       Access       Investment                  15%      20%      30%        30%
                    Distribution
--------------------------------------------------------------------------------------------------
V. Cable              Archstone       I3S             *          *        *         *           *
Modem
--------------------------------------------------------------------------------------------------
VI. Copper            Archstone       I3S             *          *        *         *           *
--------------------------------------------------------------------------------------------------
VII. Switched         Archstone       I3S             *          *        *         *           *
Ethernet
--------------------------------------------------------------------------------------------------
VIII. FITL            Archstone       I3S             *          *        *         *           *
--------------------------------------------------------------------------------------------------


I3S shall pay to ARCHSTONE a late fee of 1.5% per month for any amount not timely paid (which shall be in addition to, and not in place of, any other remedies available in this Agreement, at law or in equity to ARCHSTONE).

Notwithstanding anything to the contrary in this Agreement, ARCHSTONE shall not be entitled to or considered to have earned any payment for the HSDS under this
Article 8.1 unless ARCHSTONE directs I3S to make such payments to ARCHSTONE by means of a written notice to I3S. I3S shall, however, provide reports of the payments that would have been made in the absence of the foregoing sentence, which reports shall be provided to ARCHSTONE pursuant to the payment schedule otherwise set forth herein. ARCHSTONE will not so direct I3S unless and until either (x) ARCHSTONE receives a letter from ARCHSTONE's counsel indicating that ARCHSTONE received a ruling from the IRS that the receipt by ARCHSTONE of amounts with respect to the provision of HSDS would not cause rents received from such tenants to fail to qualify as "rents from real property" within the meaning of Section 856(c) of the Code or (y) ARCHSTONE receives a letter from ARCHSTONE's public accountants indicating that the receipt of such payments for HSDS would not cause ARCHSTONE to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code. If ARCHSTONE directs I3S to make the payments for HSDS, the payments shall be calculated from the effective date of this Agreement.

8.2 CUSTOMER ACCESS PRICING. With the intent to increase HSDS penetration at each Property served under this Agreement, the initial price at which access to the HSDS is set forth in Exhibit D; provided, however, that I3S shall obtain ARCHSTONE's prior written approval for any price increase or decrease in excess of a twenty-five percent (25%) variation from the then-current price. Such access shall be provided at a price, service quality and content comparable to the services of other companies which utilize comparable high-speed data access technologies to deliver HSDS. Prior to the provision of HSDS and the execution of any MDU Property Agreement, I3S shall provide to ARCHSTONE for ARCHSTONE's review the proposed pricing structure and service quality and content standards for HSDS to each Property that may become subject to this Agreement. Residents will be charged and billed individually by I3S for HSDS they receive, and I3S shall be solely responsible for all billing and collection therefor.

8.3 MFN PRICING COMMITMENT. During the term of this Agreement, I3S shall offer Archstone the most favored terms (including, but not limited to, revenue share to Archstone) that I3S has then contracted for with another residential Real Estate Investment Trust ("REIT") possessing a comparable portfolio of Class A and B apartments that are owned by Archstone and that are contractually committed to I3S by said REIT pertaining to HSDS in the MDU market under substantially the same terms and conditions that Archstone and I3S have entered into under this Agreement for all future Properties that become subject to this Agreement thereafter.

8.4 RECORDS AND AUDIT. I3S shall keep complete and accurate books and records and related documentation in accordance with generally accepted accounting principles to support and document all amounts becoming payable to ARCHSTONE hereunder and concerning revenues received for the HSDS. I3S shall promptly, upon written request from ARCHSTONE, notify ARCHSTONE of the location at which such records are currently located. I3S shall maintain its books and records for such period or periods of time as may be required by the rules and regulations of the Internal Revenue Service applicable to the retention of business records. From time to time during the term of this Agreement, ARCHSTONE shall have the right, to be exercised by ARCHSTONE or its designee upon seven (7) days notice to I3S, to audit the books and records of I3S as necessary to verify amounts payable to ARCHSTONE under this Agreement. I3S shall make available to ARCHSTONE or its designee such books and records as are relevant to the payments due ARCHSTONE under this Agreement as may be requested by ARCHSTONE to perform such audit and shall pay to ARCHSTONE immediately any unpaid amounts due to ARCHSTONE disclosed by such audit. If the unpaid amounts for a calendar quarter comprise more than two percent (2%) of the total amount payable to ARCHSTONE in that calendar quarter, as verified by an independent auditing firm, I3S shall pay all reasonable costs and expenses of such independent auditor that relate to such audit.

8.5 REPORTS. I3S, at its sole cost and expense, shall provide ARCHSTONE, within twenty (20) days of the end of each calendar quarter of the term of this Agreement, with a report with the following information clearly identified (and in a format reasonably acceptable to ARCHSTONE):

     (a) Total number of subscribers to the HSDS who are residents of the Properties;

     (b) A billing summary, for the preceding quarterly period, describing the total amount billed to those subscribers (disaggregating by major categories of service), the total amount received from those subscribers; and

     (c) such other information as the parties shall mutually agree upon from time-to-time.

                                    ARTICLE 9
                            SPECIFIC HSDS WARRANTIES

9.1 OWNERSHIP; AUTHORITY. I3S represents and warrants that all Equipment and software utilized hereunder (collectively, the "Products") are free and clear of all liens and encumbrances (unless otherwise disclosed to ARCHSTONE in writing), and that it has full power and authority to utilize the rights granted to it with respect to such Products without the consent of any other person or that such consent has been obtained, and that to the knowledge of I3S the Products utilized hereunder will not infringe or violate any copyright, trade secret, trademark, patent or other intellectual property rights of any third party.

9.2 COMPLIANCE WITH APPLICABLE LAWS. I3S represents and warrants that the HSDS performed by I3S, its employees, agents, subcontractors and assignees pursuant to this Agreement shall be in compliance with all applicable federal, state and local laws, rules and regulations.

                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION. I3S shall defend, indemnify and hold harmless ARCHSTONE, its directors, trustees, officers, shareholders, employees and agents and its successors and assigns, from and against any and all claims, demands, actions, liabilities, losses, damages and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, arising out of or relating to any actual or alleged infringement of any third party's trade secrets, trademark, service mark, copyright, patent or other intellectual property rights (the "Intellectual Property Rights") in connection with the use of said Intellectual Property Rights hereunder. I3S's obligation pursuant to the immediately preceding sentence is subject to the following conditions: (i) ARCHSTONE shall give I3S prompt written notice of all actions, claims or threats against ARCHSTONE of infringement or violation of Intellectual Property Rights (provided, however, that failure to give such notice shall not limit I3S's indemnification obligations hereunder); (ii) ARCHSTONE shall permit I3S to elect to assume complete control of such claims at I3S's sole discretion and expense; and (iii) ARCHSTONE shall cooperate fully with I3S, at I3S's sole cost and expense, in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims. I3S shall not enter into a settlement that imposes liability on ARCHSTONE without ARCHSTONE's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

10.2. INDEMNIFICATION. Each party shall indemnify the other against all liability, loss, damage, and expense resulting from injury to or death of any person (including injury to or death of their employees) or loss of or damage to tangible real or tangible personal property (including damage to their property) or the environment, but only to the extent that such liability, loss, damage or expense was proximately caused by its breach of this Agreement or by any negligent or grossly negligent act or omission or willful misconduct on the part of the party from whom indemnity is sought ("the indemnitor"), its agents, employees, subcontractors or assignees. Indemnitor shall have the right to assume defense of the claim with counsel reasonably acceptable to indemnitee. Indemnitee shall be entitled to participate in the defense of the claim with its own counsel at its sole expense. Neither party shall enter into a settlement that imposes liability on the other without the other party's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

                                   ARTICLE 11
                        PROTECTION OF PROPRIETARY RIGHTS

11.1 CONFIDENTIAL INFORMATION. Confidential Information shall be held in confidence by the receiving party. "Confidential Information" shall mean (a) any information clearly marked "Proprietary" or "Confidential"; and (b) any information regarding ARCHSTONE's residents. Information which is conveyed orally shall be deemed confidential only if prior to disclosure it is indicated as being confidential and written confirmation identifying the confidential or proprietary information is provided to the receiving party within ten (10) business days after it was discussed orally.

11.2 RESTRICTIONS. Each party shall use its reasonable best efforts to maintain the confidentiality of such Confidential Information and not show or otherwise disclose such Confidential Information to any third parties, including, but not limited to, independent contractors and consultants, without the prior written consent of the disclosing party. Each party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement. Unless approved in advanced by the non-disclosing party, except for the existence of this Agreement, the terms and provisions of this Agreement shall remain strictly confidential and shall not be disclosed to any third party other than a party's attorneys, accountants, other professional advisers, potential purchasers of the Properties, and unless otherwise required by law.

11.3 AUTHORIZED DISCLOSURES. Notwithstanding the obligations described in
Section 11.2 above, neither party shall have any obligation to maintain the confidentiality of any Confidential Information which: (i) is or becomes publicly available by other than unauthorized disclosure by the receiving party;
(ii) is independently developed by the receiving party; or (iii) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction. If required by any court of competent jurisdiction or other governmental authority, the receiving party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving party shall first have used its reasonable efforts to notify the disclosing party so that the disclosing party may seek to maintain the confidentiality of such data, information or materials.

11.4 LIMITED ACCESS. Each party shall limit the use and access of Confidential Information to such party's bonafide employees or agents who have a need to know such information for purposes of conducting the receiving party's business solely in furtherance of its obligations hereunder. Each party shall notify all employees and agents who have access to Confidential Information or to whom disclosure is made that the Confidential Information is the confidential, proprietary property of the disclosing party and shall instruct such employees and agents to maintain the Confidential Information in confidence.

11.5 CONTINUING OBLIGATIONS. Each party's obligations under this Article 11 shall survive the termination of this Agreement for two (2) years thereafter.

                                   ARTICLE 12
                              DEFAULT; TERMINATION

12.1 DEFAULT. Upon the occurrence of any of the following events, a party shall be deemed to be in default under this Agreement:

     (a) Material breach of any warranty or representation by the defaulting party;

     (b) Material failure to perform the defaulting party's obligations hereunder, including but not limited to, I3S's failure to (i) maintain the service standards set forth in Section 7.1 hereof, and (ii) make the payments to ARCHSTONE set forth in Section 8.1 hereof;

     (c) The defaulting party's ceasing to conduct business in the normal course, insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

     (d) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting party.

12.2 REMEDIES. In the event the defaulting party fails to cure any default set forth hereunder within thirty (30) days, except for (a) defaults under Section 12.1(c) which shall have a cure period of ninety (90) days, and (b) defaults under Section 12.1(b)(ii) which shall have a cure period of five (5) days, and after written notice of such default by the nondefaulting party, the nondefaulting party may terminate this Agreement without further obligation on the part of the nondefaulting party, and pursue any claims at law or in equity permitted under this Agreement against the defaulting party.

12.3 FAILURE TO EXERCISE REMEDY. The remedies set forth above are cumulative, but the nondefaulting party is under no obligation to exercise any such remedy. The exercise of, or failure to exercise, any such remedies shall not prevent any future exercise of the same or any other remedies or release the defaulting party from its obligations under this Agreement.

12.4 EFFECT OF TERMINATION. Termination of this Agreement shall not impair either party's then accrued rights, obligations, liabilities or remedies hereunder.

                                   ARTICLE 13
                           NOTICE; PUBLIC DISCLOSURES

13.1 NOTICE.

     All notices pursuant to this Agreement shall be in writing and may be personally delivered or sent by a nationally-recognized overnight courier or by Certified mail return receipt requested, postage pre-paid. All notices personally delivered shall be deemed delivered at the time of such delivery. All notices sent by Certified mail shall be deemed delivered five (5) days after deposited in the US mail. All notices sent by overnight courier shall be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address upon ten (10) days written notice.

                If to I3S, to:      I3S, INC.
                                    1440 Corporate Drive
                                    Irving, Texas 75038
                                    Attn: Mr. Jim Price, CEO

                with a copy to:     I3S, Inc.
                                    1440 Corporate Drive
                                    Irving, Texas 75038
                                    Attn: Matt Hutchins, President

             If to ARCHSTONE, to:  Archstone Communities Trust
                                   7670 South Chester Street, Suite 100
                                   Denver, Colorado 80112
                                   Attn: Kathleen A. Keating, Vice President

             with a copy to:       Mayer, Brown & Platt
                                   141 East Palace Avenue
                                   Santa Fe, NM 87501
                                   Attn: George Ruhlen

13.2 PUBLIC DISCLOSURES. All media releases, public announcements, and public disclosures by either party of its employees, agents or representatives relating to this Agreement or the subject matter hereof, excluding any announcement beyond the control of this disclosing party, must be approved by the nondisclosing party in writing prior to release, or no release can be made.

                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 ENTIRE AGREEMENT. This Agreement, together with the schedules, attachments and exhibits attached hereto or referred to herein, constitutes the entire Agreement and understanding among the parties hereto and is the final expression of their Agreement and no evidence of oral or other written promises shall be binding. All other prior agreements or understandings related to the subject hereof among the parties, whether written or oral, shall be null and void and of no further force and effect upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.2 INCORPORATION BY REFERENCE. The schedules, exhibits and attachments referred to herein or attached hereto are hereby incorporated in and to this Agreement and made a part hereof by this reference. These additional documents are:

     EXHIBIT A: Sample MDU Property Agreement

     EXHIBIT B: Sample Memorandum of Existence of High Speed Data Services
                Access and Right of Entry Agreement

     EXHIBIT C: [intentionally omitted]

     EXHIBIT D: Description of High Speed Data Services Provided by I3S

     EXHIBIT E: Service Level Agreement

     EXHIBIT F: Sample Quitclaim Deed

14.3 AMENDMENT; MODIFICATION. The Agreement may not be supplemented, amended, modified or otherwise altered except by written instrument executed by all the parties hereto and no course of dealing or trade usage among or between the parties shall be effective to supplement, amend, modify or alter this Agreement.

14.4 WAIVER. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement herein shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement, any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OR CHOICE OF LAWS, PROVIDED, HOWEVER, THAT THE GOVERNING LAW CLAUSE IN EACH MDU AGREEMENT SHALL GOVERN OVER THIS SECTION 14.5.

14.6 CONTINUITY OF CONTRACT. If any severable provision of this Agreement is deemed invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent, unless to do so would substantially impair the underlying purposes of this Agreement.

14.7 CAPTIONS. The captions appearing in this Agreement are included solely for convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.

14.8 FORCE MAJEURE. If a party's performance of any of its obligations under this Agreement is interfered with by any reason or any circumstances beyond its control, including, without limitation, fire, explosion, power failure or power surge, acts of God, war, revolution, civil commotion, or requirement of any government or legal body or any representative of any such government or legal body, labor unrest, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from performance on a day-by-day basis to the extent of such interference. If such a force majeure event prevents I3S from performing for more than one (1) year, the exclusivity portion of this Agreement shall terminate at ARCHSTONE's option and ARCHSTONE shall have the right to seek alternate service providers to operate the Equipment, install new facilities and provide alternate sources for the HSDS for the residents of the Property.

14.9 HIRING PROHIBITED. During the term of this Agreement and for a period of one (1) year thereafter, no personnel of either party who was directly involved in the performance of this Agreement shall solicit for hire or hire any employee of the other party who was directly involved in the performance of this Agreement.

14.10 PERFORMANCE REVIEW. In the event of any dispute or controversy between the parties of any kind or nature, except in circumstances where equitable relief is deemed necessary by either party in its sole discretion, upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of resolving such dispute or controversy or to negotiate for an adjustment to any provision of this Agreement needed to resolve such dispute or controversy. Such officers will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy or renegotiate the applicable section or provision of this Agreement without the necessity of any formal proceeding relating thereto. No formal proceedings for the judicial or arbitrational resolution of such dispute or controversy may be commenced until either or both of the designated officers conclude in good faith that an amicable resolution through continued negotiation of the matter at issue is not likely to occur.

14.11 BINDING NATURE; ASSIGNMENT. This agreement will be binding on the parties hereto, and their respective successors and assigns. Upon prior written approval of ARCHSTONE, which approval shall not be unreasonably withheld, delayed or conditioned, I3S may assign its rights and delegate its duties under this Agreement, provided, however, that such approval shall not be required in the event that (i) the assignee party has at least the same financial strength and technical competence as I3S measured as of the assignment date, (ii) I3S is not otherwise in default hereunder as of the date of the assignment, (iii) I3S shall provide Archstone with not less than thirty (30) days' advance written notice of the proposed assignment, and (iv) the assignee party must unconditionally assume in writing, and agree to be bound by, the right, duties and obligations of the assignor under this Agreement.

14.12 RELATIONSHIP OF THE PARTIES. Notwithstanding anything to the contrary in this Agreement, under no circumstances will either party be deemed to be in any relationship with the other party carrying with it fiduciary or trust responsibilities. The parties do not intend for this Agreement or the relationship established thereby to be considered anything other than one between independent contractors, and shall not be construed as the formation of a joint venture or partnership between the parties for any purpose. Each party has the sole right to supervise, manage, contract, direct, procure, perform or cause to be performed the day to day work to be performed by its employees under this Agreement unless otherwise expressly provided herein or agreed to by the parties in writing. Each party will conduct its business at its own initiative, responsibility, and expense. Individuals employed by each party are not employees of the other(s), and the employing party assumes full responsibility for the acts and omissions of its own employees acting in the course and scope of employment. Each party has and retains the right to exercise full control of and supervision over employment, compensation, and discharge of its employees, including compliance with Social Security, withholding, Workers' Compensation, unemployment, payroll taxes, and all other taxes and regulations governing such matters.

14.13 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

14.14 MEMORANDUM OF UNDERSTANDING. The parties stipulate and agree that a Memorandum describing the existence of this Agreement with respect to each Property subject to this Agreement (attached hereto as Exhibit B) will be recorded with the Title for such Property and all liens thereto, and the party requesting the recording shall pay all costs associated with such recording. Upon termination or expiration of this Agreement, I3S will execute and deliver to ARCHSTONE such documents (as prepared by ARCHSTONE), in a form appropriate for recording in the real estate records of the county where the Property is located, as are necessary to effect a release of this Agreement and the access rights granted herein. In the event that I3S fails, upon ARCHSTONE's written request, promptly to execute and deliver such documents, then this Agreement shall be deemed to have effected such release.

         Concurrently with the execution of this Agreement, ARCHSTONE and I3S shall execute and acknowledge a Quitclaim Deed in the form of Exhibit F attached hereto (the "Quit Claim Deed"). Upon termination or expiration of this Agreement, and no sooner, ARCHSTONE may, but only in good faith and concurrently with giving written notice to I3S, (1) file the executed Quit Claim Deed in the appropriate recorder's office, or (2) file any other document in such recorder's office, which states, among other things, that this Agreement is terminated and the easement and rights of access, and any other interests in the Property, granted to I3S, are terminated.

14.15 SUBORDINATION. This Agreement is subject and subordinate to all leases, mortgages, and/or deed of trust which may now or hereafter affect the Property, to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be selfoperative and no further instrument or subordination shall be required by any mortgage, trustee, lessor or lessee. In confirmation of such subordination, I3S shall execute promptly any certificate that ARCHSTONE may request. Notwithstanding the foregoing, the party secured by any deed of trust shall have the right to recognize this Agreement. In the event of any foreclosure sale under such deed of trust, this Agreement shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale. I3S covenants that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination to said deed of trust of the lien of this Agreement.

14.16 MULTIPLE PROPERTIES. The parties agree that multiple Properties may become subject to this Agreement on a per MDU Property Agreement basis. Any default or termination (whether voluntary or involuntary) by any party with respect to a particular Property shall operate as a default or termination only with respect to the parties' responsibilities and obligations as they relate to the specific Property or Properties, as the case may be. Unless otherwise agreed to by the parties with respect to the particular default, a default shall be construed, where possible, to exclude unaffected Properties. In the event that at ten percent (10%) or more of the Properties during any six (6) month period there are defaults that materially adversely affect HSDS and that remain uncured after the applicable cure period for such defaults, ARCHSTONE has the right to terminate this Agreement for any or all Properties.

14.17 LIMITATION ON RECOURSE. Any obligation or liability whatsoever of either ARCHSTONE or I3S which may arise at any time under this Agreement or any obligation or liability which may be incurred by either of them pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, ARCHSTONE's or I3S's trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

14.18 LIMITATION OF REMEDIES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER I3S NOR ARCHSTONE SHALL BE LIABLE FOR ANY REASON FOR INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS OF ANY NATURE WHATSOEVER.

14.19 CERTAIN PROPRIETARY RIGHTS. All trade names, trademarks and service marks (and photographs or other likenesses of the Property) owned or employed by either party or any subsidiary or affiliate of either party, used or employed in either party's business operation, shall remain the sole and exclusive property of such party, or such subsidiary or affiliate, and such trade names, trademarks and service marks and such photographs or other likenesses shall not be used by the one party without the prior written consent of the other party (subject to ARCHSTONE's rights to perform its obligations hereunder). Each party shall immediately discontinue any use of such marks and names upon termination hereof.

14.20 TIME OF THE ESSENCE. Time is of the essence for this Agreement.

14.21 SURVIVAL. The second sentence of Section 6.3(a), Section 6.5, and Articles 10, 11 and 14 will survive the termination or expiration of this Agreement. In addition, (a) after the date of termination, I3S shall pay ARCHSTONE any fees that became due ARCHSTONE through the date of termination, and (b) the audit right set forth herein shall survive termination for a period of one (1) year after termination.

14.22 OTHER SERVICES.

     (a) I3S shall not offer any services to the Property or Properties other than HSDS.

     (b) I3S shall cause the HSDS to remain competitive with comparable high speed data services of other providers of such services to the extent such other high speed data services are generally provided in the metropolitan area in which the Property is located.

     (c) Subject to I3S's marketing exclusivity set forth in Article 3 above, I3S agrees that ARCHSTONE cannot preclude residents from procuring individual communications services where a resident may obtain those services through equipment or systems that do not require permanent installation to the Property. I3S shall permit other service providers to use the Equipment to the extent required by law, at no interconnection charge to ARCHSTONE or residents.

14.23 SUBCONTRACTORS. I3S shall remove any of its subcontractor(s) performing services on the Property at the reasonable request of ARCHSTONE. Any subcontractors engaged by I3S must agree in writing to be bound by the terms of this Agreement.

14.24 CERTAIN TAX MATTERS. If ARCHSTONE, in its sole discretion, based on a ruling by the United States Internal Revenue Service (the "IRS") or otherwise, determines that this Agreement can be reformed in a way that avoids an adverse effect on ARCHSTONE of receiving any Compensation under any section of the Internal Revenue Code of 1986, as amended (the "Code") without adversely affecting the economic benefits of this Agreement to I3S, I3S shall agree to so reform this Agreement and shall execute and deliver any amendments or other documents reasonably requested by ARCHSTONE to effect such reformation.

14.25 LIENS. I3S will promptly satisfy any liens placed or filed for any work performed or materials used in the provision of services under this Agreement. ARCHSTONE may satisfy any of those liens that are not promptly satisfied by I3S. I3S will reimburse ARCHSTONE all of ARCHSTONE's costs and expenses incurred in satisfying those liens and releasing them of record.

14.26 NO THIRD PARTY BENEFICIARIES. The parties do not intend to create, and this Agreement does not create, any rights in any entities or individuals who are not parties to this Agreement.

14.27 SEVERABILITY. In the event that any part of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

I3S, INC., A TEXAS CORPORATION                                           [STAMP]

         BY: /s/ J.R. PRICE
            -------------------------------
         NAME: J.R. Price
              -----------------------------
         TITLE: Chairman/CEO
               ----------------------------

ARCHSTONE COMMUNITIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST


         BY: /s/ PATRICK R. WHELAN
            -------------------------------
         NAME: Patrick R. Whelan
              -----------------------------
         TITLE: Chief Operating Officer
               ----------------------------

               LIST OF EXHIBITS

EXHIBIT A: Sample MDU Property Agreement

EXHIBIT B: Sample Memorandum of Existence of High Speed Data Services
           Access and Right of Entry Agreement

EXHIBIT C: [intentionally omitted]

EXHIBIT D: Description of High Speed Data Services Provided by I3S

EXHIBIT E: Service Level Agreement

EXHIBIT F: Sample Quit Claim Deed

                                    EXHIBIT A
                          SAMPLE MDU PROPERTY AGREEMENT

         THIS MDU PROPERTY AGREEMENT (THE "MDU AGREEMENT") IS ENTERED INTO BY AND BETWEEN I3S, INC., A TEXAS CORPORATION WITH A PLACE OF BUSINESS AT 1440 CORPORATE DRIVE, IRVING, TEXAS 75038 ("I3S") AND ARCHSTONE COMMUNITIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST WITH A PLACE OF BUSINESS AT 7670 SOUTH CHESTER STREET, SUITE 100, ENGLEWOOD, COLORADO 80112 ("ARCHSTONE"), THIS _____ DAY OF________________, _______.

         RECITALS

         WHEREAS, ARCHSTONE owns the _____________________located at __________________________ (the "Property"). A legal description of the Property is attached hereto as Attachment 1.

         AND WHEREAS, I3S owns and operates a high speed data network capable of servicing the Property as set forth herein.

         AND WHEREAS, ARCHSTONE and I3S desire that I3S provide HSDS to the Property, on the terms and conditions provided herein.

         AND WHEREAS, ARCHSTONE and I3S are parties to a Master High Speed Data Services Access and Right of Entry Agreement dated ________________, 19__ as amended (the "Master Agreement").

NOW, THEREFORE, in consideration of the mutual promises and conditions herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARCHSTONE and I3S agree as follows:

         AGREEMENTS

(1) STANDARD TERMS. The Standard Terms, as that term is used in the Master Agreement, are incorporated into this MDU Agreement by reference. If ARCHSTONE and I3S have or at any time do amend the Master Agreement to change any of the Standard Terms, the Standard Terms as so amended shall be deemed incorporated into this MDU Agreement. If any of the Standard Terms conflict with any terms set forth in this MDU Agreement, the terms set forth in this MDU Agreement shall prevail. The defined terms that are used herein shall have the meaning assigned them in the Master Agreement, unless otherwise expressly defined herein.

(2) PROPERTY IDENTIFICATION INFORMATION.

    (a) Address and Name of the Property:


        ------------------

        ------------------
                           Zip Code
        ---------, -------

     (b)  Full Legal Description of the Property:

          See Attachment 1.


     (c)  Contact Person/Leasing Agent:
                                       ------------------------------
          Telephone No:
                       ---------------------------------------

     (d)  CATV/MATV Site Survey Information:

     (e)  Other Information:

          Number of Units:
                          -----------------------

          Number of Buildings:
                              -------------------

          Current Occupancy:
                            ---------------------

          Existing Property (including age) or New Build:
                                                         -----------------

          PC Ownership Survey (if any):
                                       ------------------------

          Existing/Proposed Local Loop Trunking:
                                                --------------------------

          I3S Node Type:     POP:                           ATM:
                                 --------------------------     ---------

         Cable television or telecommunications provider interconnection agreement is executed and acceptable to I3S and ARCHSTONE:

                    Yes:        No:
                        -------    -------

(3) OTHER PROPERTY-SPECIFIC PROVISIONS:

     (a)  Maintenance of Distribution Plant

          [specify]

     (b)  Access to the Property

         No rights or conditions in addition to those specified in the Master Agreement are granted.

     (c)  Term

         This MDU Agreement shall be effective from the Service Start Dates (as hereinafter defined) hereof and shall continue for a period of seven (7) years, unless earlier terminated in accordance with its provisions.

     (d)  Service Start Date.

          I3S shall provide HSDS to the Property no later than ______________ ,

________________________ .

          (e)  Contingencies.

         [The parties may choose to insert contingencies here if they want to enter into a specific MDU Agreement, but need to make it contingent on certain events, such as finalization of interconnection rights, installation of an I3S POP, etc.]

          (f)  Effect of Termination/Expiration.

         Notwithstanding anything to the contrary herein, the benefits, obligations and grants of rights in this MDU Agreement given to I3S shall terminate on the date of termination of this MDU Agreement, for whatever reason.

          (g)  Interconnection fees and charges.

               I3S shall be solely responsible for all interconnection fees and charges.

          (h)  Interconnection Rights/Responsibilities

               [specify]

(4) REVENUE SHARE.

         The following revenue share shall be applicable: line ___ (specify one of: (I), (II), (III), (IV), (V), (VI), (VII) or (VIII)) of the tables in Section
8.1 of the Agreement.

(5) COUNTERPARTS.

         This MDU Property Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

(6) MISCELLANEOUS.

         This MDU Agreement, including the Standard Terms and the Exhibits hereto constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes and replaces all prior agreements between them in this regard, whether written or verbal. This MDU Agreement may not be amended or modified except in writing signed by the parties hereto or as provided in Section (1) above. This MDU Agreement shall be governed by and interpreted in accordance with the laws of the State in which the Property is located, excluding that State's conflict of laws rules.

(7) LIST OF ATTACHMENTS.

          (a)  Attachment 1 (legal description of the Property);

          (b) Standard Terms (i.e., the Master High Speed Data Services Access and Right of Entry Agreement by and between Archstone and I3S dated___________________);

          (c) Executed Memorandum of Existence of High Speed Data Services Access and Right of Entry Agreement; and

          (d)  Executed Quitclaim Deed.

(8) SURVIVAL.


         In addition to as specified in the Master Agreement, Sections ____ and ______ of this MDU Agreement shall survive the termination or expiration of this MDU Agreement.

IN WITNESS WHEREOF, the-parties have executed this MDU Agreement by their duly-authorized representatives.

I3S, INC., A TEXAS CORPORATION

         BY:
            ---------------------------------
         NAME:
              -------------------------------
         TITLE:
               ------------------------------

ARCHSTONE COMMUNITIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST

         BY:
            ---------------------------------
         NAME:
              -------------------------------
         TITLE:
               ------------------------------

                                    EXHIBIT B

                SAMPLE MEMORANDUM OF EXISTENCE OF HIGH SPEED DATA
                  SERVICES ACCESS AND RIGHT OF ENTRY AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Matthew Hutchins
President
I3S, Inc.
1440 Corporate Drive
Irving, Texas 75038


                           MEMORANDUM OF EXISTENCE OF
                         MASTER HIGH SPEED DATA SERVICES
                       ACCESS AND RIGHT OF ENTRY AGREEMENT

         A license has been granted by ARCHSTONE COMMUNITIES TRUST, on behalf of itself ("Grantor") to I3S, Inc., a Texas corporation ("Grantee"), under a certain Master High Speed Data Services Access and Right of Entry Agreement effective _______________________, 1998 by and between Grantor and Grantee (the "Agreement"). The license permits Grantee, among other things, to provide High Speed Data Services, as described in the Agreement, and to engage in any other act or activity contemplated by the Agreement at the Property described herein. This Agreement runs with the land and automatically terminates upon the earlier to occur of (i) ___________________ 200__, or (ii) any termination of the Agreement. Such earlier termination may be evidenced by the recordation of an Affidavit executed by Grantor stating that such termination has occurred, or as otherwise permitted in the Agreement. As used in the Agreement, the term "Property" means that the real property consisting of approximately ______ apartment units located in the city of ________, County of _______, State of ______, at the address commonly known as [Name and Address of Apartment Community]. Whose legal description is as follows:

         In the event of any conflict between the terms and conditions of this Memorandum of Existence of Master High Speed Data Services Access and Right of Entry Agreement and the terms and conditions of the Agreement, the Agreement shall control. The parties agree that the sole purpose of this Memorandum of Existence of Master High Speed Data Services Access and Right of Entry Agreement is to provide notice of the Agreement.


         Executed this ______ day of ,199__.




               GRANTOR: ARCHSTONE COMMUNITIES TRUST,
                                      a Maryland real estate investment trust


                                      BY:
                                         ---------------------------------
                                      NAME:
                                           -------------------------------
                                      TITLE:
                                            ------------------------------



STATE OF
         --------------

COUNTY OF
         --------------


         On ____________, 199, before me, _______________________,personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                          Signature:                             (seal)
                                     ------------------------

                          GRANTEE: I3S, Inc.
                                   a Texas corporation

                                      BY:
                                         ---------------------------------
                                      NAME:
                                           -------------------------------
                                      TITLE:
                                            ------------------------------

STATE OF
         --------------

COUNTY OF
         --------------




         On ___________,199, before me, ____________________,personally appeared
_________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                     Signature:                        (seal)
                                               -----------------------

                                    EXHIBIT C

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D
             DESCRIPTION OF HIGH SPEED DATA SERVICES PROVIDED BY I3S

The I3S HSDS is a data network service that provide transport and peering functions of Internet Protocol (IP) data traffic, including, without limitation:

o Broadband access networks on MDU properties composed of one or more broadband access technologies including but not limited to coaxial or hybrid fiber coaxial (HFC) cable television distribution systems, twisted-pair copper-wire-based telephone distribution systems, twisted-pair copper-wire-based local area network distribution systems and fiber-optic-based local area network distribution systems;

o Local loop networks that connects the broadband access networks on each MDU property to the I3S regional points of presence (POPs) in each metropolitan area served by I3S;

o Regional point of presence networks that connects the POPs to the i3s.net national IP backbone;

o A national IP backbone consisting of broadband communication facilities for the transport of data among I3S POPs and public and private Exchange Points where data and Internet routing information will be exchanged with other networks peered with i3s.net as part of the global Internet;

o    A national Network Operations Center (NOC).

o    Certain computer services that include:

       Membership system for user authentication and authorities;
       Personalization services for customizing content to user preferences; Internet mail (SMTP and POP3);
       Internet newsgroups (NNTP) composed of approximately 25,000 or more newsgroups;
       Internet World Wide Web (HTTP) services;
       Internet chat (IRC and MIRC);
       Conferencing and collaboration bridges;
       Streaming multimedia services such as Microsoft's NetShow and Progressive Network's RealMedia;

o    A branded suite of client software that include:

       Web browse;
       Mail reader;
       News reader;
       Chat client;

       Conferencing and collaboration client;
       Appropriate plugins and ActiveX controls.

o    Certain customer service functions that include:

       A National Customer Care Center;
       A telephone and network-based customer help desk;
       A Trouble Reporting facility;
       A customer billing system.


o Certain multimedia rich content that showcases the capabilities of HSDS that includes:


o    Original content created by I3S;


o Aggregated content created by others but licensed by I3S and improved for uses in a HSDS system;


o Aggregated content created by others but licensed by I3S and used unimproved.

                                  Requirements
                      Related to Broadband Access Networks
             Utilizing Multiple Broadband Access Technologies (mBAT)


ARCHSTONE'S RESPONSIBILITIES

     Provide, or cause to be provided, as mutually agreed between the parties, suitable physical-layer coaxial-cable, twisted-pair copper-wire, or fiber-optic distribution plant on each ARCHSTONE property that will meet or exceed I3S specifications;

I3S Responsibilities:

     Provide technical specifications for suitable physical-layer distribution plants for I3S's HSDS;

     Inspect and accept or reject, according to the mutually agreed specifications, physical-layer distribution plants proposed by ARCHSTONE as suitable for I3S's HSDS;

     Maintain, or cause to be maintained, physical layer distribution plants built and owned by ARCHSTONE that are used for I3S's HSDS;

     Install, maintain and operate data delivery equipment for each property offering HSDS. Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement. Through itself or its agents, ARCHSTONE will assist I3S with preinstallation engineering planning and site survey questionnaires;

     Integrate all data delivery equipment for each property into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all data delivery equipment twenty-four hours per day, seven day per week (24x7);

     Assume the cost of the acquisition of all data communication equipment necessary to provide HSDS and to provide termination and delivery of HSDS between the Subscriber and the I3S POP in each Market;

     Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the I3s.net national backbone from time to time;

     Configure and operate all data delivery equipment to efficiently integrate with the rest of the I3s.net network;

     Subscribers will not be required by I3S to install or operate a custom web browser; and

     Subject to all applicable laws and regulations, Subscribers will have voluntary access to all public Internet sites and services.

                             Additional Requirements
                      Related to Broadband Access Networks
                 Utilizing Cable Television Distribution Systems


ARCHSTONE's Responsibilities (These responsibilities apply only to the extent HSDS is to be provided by I3S by means of an interconnection to a third party's CATV distribution plant on an applicable property. Archstone shall use commercially reasonable efforts to perform these responsibilities.):

     Cause CATV infrastructure to comply with FCC requirements;

     Upgrade, or cause to be upgraded, property CATV infrastructure to provide bidirectional cable delivery to all subscribers;

     Cause the upgraded bidirectional CATV infrastructure to exceed the minimal operational requirements of the I3S cable modem system, which are:




--------------------------------------------------------------------------------
MINIMUM CABLE TELEVISION NETWORK                             VALUE
 REQUIREMENTS FOR i3s.net HSDS
--------------------------------------------------------------------------------
Amplitude variations inband
     Forward channel                                5 dB total
     Return channel                                 5 dB total
--------------------------------------------------------------------------------
Group delay variation inband
     Forward channel                               60 nsec/MHz, 240 nsec total
     Return channel                               200 nsec/MHz, 800 nsec total
--------------------------------------------------------------------------------
Maximum tap to tap variation                       27  dB
--------------------------------------------------------------------------------
Dynamic range on receiver                          15 dBmV to +15 dBmV
--------------------------------------------------------------------------------
Maximum return/upstream loss                       49 dB
--------------------------------------------------------------------------------
Minimum carrier to noise                           22 dB
--------------------------------------------------------------------------------

Minimum carrier to interference                    25 dB
--------------------------------------------------------------------------------

     Provide, or cause to be provided, two (2) six MHz video channels within the CATV infrastructure bandwidth on Internet served properties; one (1) in the spectrum from 54 MHz to 750 MHz and one (1) in the 5MHz to 50 MHz spectrum; and reserve another two (2) additional video channels, in the same spectrums for future expansion as Subscriber penetration on the property increases; and

     Designate, or cause to be designated, an engineering point of contact for each cable company operating the cable television distribution system for I3S Network Operations Center (NOC) to report problems or failures related to the cable television distribution system twenty-four hours per day, seven days per week (24x7).

I3S Responsibilities:

     Use the cable modem system, and certain network management features that it provides, to monitor the availability and quality of ARCHSTONE's property network (its CATV plant) and the Equipment;

     Report to ARCHSTONE's designated engineering point of contact any problems observed by the I3S NOC in the course of operating the cable modem system network management features; and

     Report to ARCHSTONE's designated engineering point of contact any problems determined by Subscriber contact in the course of operating the Subscriber Help Desk.

                           LOCAL LOOP CHARACTERISTICS

                          ARCHSTONE'S RESPONSIBILITIES

     Provide, or cause to be provided, proper space, security and power for Local Loop termination and transmission equipment necessary to provide Internet delivery and other data services on the property.

I3S RESPONSIBILITIES:

     Install, maintain and operate local loop termination and transmission equipment necessary for each property offering HSDS. Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement. Through itself or its agents, ARCHSTONE will assist I3S with preinstallation engineering planning and site survey questionnaires;

     Integrate all local loop termination and transmission equipment for each property into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all local loop termination and transmission equipment twenty-four hours per day, seven day per week (24x7);

     Assume the cost of the acquisition of all local loop termination and transmission equipment necessary to provide HSDS and to provide termination and delivery of HSDS between the Property and the I3S POP in each Market;

     Order, provision, install and maintain local loop communications links between each property and I3S POP in each Market with a bandwidth of not less than 1.544 mb/s (T1). In addition, as the number of Subscribers on each property increases, scale the local loop bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time;

     Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the I3s.net national backbone from time to time; and

     Configure and operate all local loop termination and transmission equipment to efficiently integrate with the rest of the I3s.net network.

                               POINT OF PRESENCE
                    FEATURES AND ESTABLISHMENT REQUIREMENTS

I3S RESPONSIBILITIES:

     Acquire, install and maintain data communication equipment at each POP for the termination and transmission of HSDS from properties to the i3s.net national network backbone;

     I3S will determine the location of its main presence in each Market to be consistent with its own operational practices (which currently include colocating within its carrier's central offices in each Market);

     Acquire, install, maintain and operate Internet peering relationships at public and private Internet Exchange Points (EP) with other Tier 1 Internet backbone networks throughout the United States;

     Acquire, install, maintain and operate computers and software to provide Network Management and provide Internet services for Subscribers. To provide these functions, I3S will employ a combination of locally distributed to the POP servers as well as globally centralized servers consistent with its overall network design and operational practices; and

     Order, provision, install, maintain and operate data transport/carriage pathways from each POP, EP and/or NOC with a bandwidth not less than 45 mb/s (DS3) interconnection. In addition, as the number of Subscribers on Market increases, scale the bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time.

                           I3S INFORMATION OPERATIONS
           CONTENT PRODUCTION; ARCHSTONE/BROADBAND NOW!(TM) LAUNCH PAGE

I3S operates, and shall operate for the term of this Agreement, an information content operation for creating original content or aggregating content created by others and licensed to I3S for inclusion in the I3S body of content. This material will consist of but not limited to informational, educational, recreational, entertainment and business content. This body of content will be offered to Subscribers of the HSDS product.

Without limitation on paragraph 1 above, I3S will create content as creative and/or business opportunities present themselves. The I3S content will be updated as I3S, using its editorial judgment, sees fit, but in no event less frequently than good industry practice.

Certain portions of this content will be offered to all HSDS Subscribers free of charge (Basic Content). Other portions of the content may be offered to HSDS Subscribers on an optional fee basis for unlimited access to a fixed package of content (Premium Content). Another certain portion of the content may be offered to HSDS Subscribers on an optional fee basis for access to a specific time-limited event (Pay-Per-View Content).

In addition to the fees charged customers for content, I3S may solicit and sell advertising and other revenue-producing transaction opportunities that will appear on certain portions of the content.

All fees for premium content, pay-per-view content, advertising and revenue-producing transactions shall be determined solely by I3S.

The potential revenue set forth here for content shall not be subject to other provisions in the Agreement (including attachments) regarding revenue sharing, fees and pricing.

I3S, or its content partners, will design, produce and update, as necessary, all content and be responsible for all such costs.

I3S shall design, produce and update, as necessary, a customized launch page (the "Launch Page") for HSDS Subscribers, which can be used to market and promote the HSDS, and, on I3S's standard time and materials rates (or as otherwise agreed by the parties), Archstone's other services. I3S shall from time to time update the Launch Page throughout the Term in accordance with the terms of this Agreement. I3S may offer Archstone Launch Pages that are personalized (by property) and that, in addition to the features described above, may promote the I3S content offerings and provide direct hyperlinks to the I3S content.

The Launch Page will include banners for and hyperlinks to Archstone's corporate web sites as directed by Archstone. I3S shall establish a default introductory Launch Page that shall be co-branded with Archstone and Broadband Now! names, marks and logos. The Launch Page shall meet the technical and functional requirements specified by I3S. The design, lay-out, functionality and appearance of and all aspects of the co-branding on the Launch Page (including, but not limited to, the use of Archstone's names, marks and logos) shall be mutually agreed to by the parties. Archstone shall at all times have approval rights over the use and presentation of Archstone's names, marks and logos.

In no event, at any time during the term of this Agreement, shall I3S knowingly permit or use any (i) content in the ARCHSTONE/Broadband Now! web site or within its information content operations which contains obscene material, sexually explicit adult programming, or indecent material as defined in Section
47 C.F.R. 76.701(g); (ii) material in the ARCHSTONE Broadband Now! web site soliciting or promoting unlawful conduct; or (iii) programming in the ARCHSTONE/Broadband Now! web site that may or could have been subject to the Telecommunications Act of 1996, Section 641, relating to the scrambling of sexually-explicit adult video service programming.

                          CUSTOMER CARE CENTER FEATURES




I3S RESPONSIBILITIES

     Provide a toll free number for:

          Inquiries about the HSDS supplied by I3S
          Ordering and scheduling installation of HSDS products
          Billing inquiries
          Initial technical support inquires
          Technical support for all HSDS issues
          Technical support for Subscriber CPE issues related to HSDS

     Answer toll free line consistent with the ARCHSTONE/I3S service cobrand.

     Operate 24x7 customer care call center operation.

     Maintain sufficient customer service staff and call center capacity to connect to Subscribers within 1 minutes of call entering processing operation.

     Develop and publish escalation procedure for Customer Service Representatives related to network issues.

     Resolve billing issues within 24 hours 95% of time, on a monthly basis.

     Resolve property network issues within 24 hours 95% of time, on a monthly basis.

     Resolve technical issues within 24 hours if a phone call is required 95% of time, on a monthly basis.

     Resolve technical issues within 48 hours if a truck roll is required 95% of time, on a monthly basis.

     Develop and publish escalation procedures for ARCHSTONE to contact regarding technical issues related to the network.

                 SUBSCRIBERS' HARDWARE AND SOFTWARE INSTALLATION
                  SPECIFICATIONS AND INSTALLATION REQUIREMENTS

I3S SHALL:

     Verify that potential Subscribers' personal computers meet the I3S established minimum requirements for the supplied software and the HSDS service;

     Make an appointment with each new Subscriber to meet the installation personnel for the installation of the HSDS in the Subscriber's unit;

     Collect the Subscriber information required to install, provision and complete the set up of Subscribers' HSDS service. I3S will develop an appropriate paper form-based system or automated system to facilitate this process;

     Provide, or cause to be provided, coaxial connection to the Subscriber's specified location;

     Verify, or cause to be verified, that the coaxial connection completed to the Subscriber's specified location exceeds the minimum operational requirements for the I3S supplied CPE and the I3S HSDS service;

     Verify, or cause to be verified, and if necessary, promptly (but not more than a reasonable time frame set by ARCHSTONE) perform repairs such that all access network services function properly (and to not less than the standards pre-existing I3S HSDS operations) after I3S completes installation and throughout the provision of HSDS;

     Maintain a sufficient inventory of CPE for each Market and develop procedures to restock CPE as used in Subscriber installations;

     Issue and install the required CPE for the service requested by the Subscriber;

     Meet the Subscriber at the Subscribers location at the scheduled time within the tolerances and limits as defined in the I3S Service Level Agreement;

     Install the required cable modems(s) and have HSDS operational in the Subscriber's unit within the number of days of a Subscriber's request set forth in Section 6.4 of the Agreement;

     Install any required network interface cards (NICs), TCP/IP protocols and Internet software suite in the Subscriber's personal computer;

     Offer the Subscriber a brief introduction to the HSDS to be performed at the time of installation. This introduction will include how to launch the service, how to find the training material on the i3s.net Web site, how to find the Subscriber

     Support Section on the i3s.net Web site and how to call for technical assistance or support;

     Obtain signatures required to verify that each Subscriber installation was executed properly and to the satisfaction of the Subscriber; and

     Provide ARCHSTONE with a copy of the installation transaction documentation verifying that the completed installation is ready for billing. This documentation will include the CPE delivery receipt, the ISP contract and the completed work order.

                  HSDS INITIAL SUBSCRIBER RATES, SERVICE LEVELS
                     AND INSTALLATION AND EQUIPMENT CHARGES

I. RECURRING INTERNET ACCESS REVENUE

The following table outlines the various levels of service available to Personal Service subscribers:

---------------------------------------------------------------------------------------------------
Personal Service           Price per   Downstream        Upstream           % of Time Subscriber is
Level                      Month       Transmission      Transmission       Guaranteed Downstream
                                       Speed             Speed              and Upstream Speeds
---------------------------------------------------------------------------------------------------
BBNow!(TM) Lite             $29.95       64 Kbps          64 Kbps                     98%
---------------------------------------------------------------------------------------------------
BBNow!(TM) Standard         $49.95      1.0 Mbps         1.0 Mbps                     98%
---------------------------------------------------------------------------------------------------
BBNow!(TM)  Max             $79.95      1.5 Mbps         1.5 Mbps                     98%
---------------------------------------------------------------------------------------------------

The following table outlines the various levels of service available to Home Office Service subscribers:


---------------------------------------------------------------------------------------------------
Home Office Service Level    Price per    Minimum Downstream          Minimum Upstream
                             Month        Transmission Speed          Transmission Speed
---------------------------------------------------------------------------------------------------
Home Office - Level 1         $199              1.5 Mbps                    128 Kbps
---------------------------------------------------------------------------------------------------
Home Office - Level 2         $299              1.5 Mbps                    512 Kbps
---------------------------------------------------------------------------------------------------
Home Office - Level 3         $499              1.5 Mbps                    1.0 Mbps
---------------------------------------------------------------------------------------------------
Home Office - Level 4         $699              1.5 Mbps                    1.5 Mbps
---------------------------------------------------------------------------------------------------

Vanity DNS hosting                             $100.00 per month


II. ONE-TIME CHARGES AND/OR PASS-THROUGH CHARGES


Installation fee                               $49.95 nonrecurring


Network interface card (NIC)                   market price (not to exceed $60)


CPE (cable modem, xDSL modem or other
broadband access device) purchase              market price

Monthly rental of CPE                          market price*



*The decision to purchase or rent the CPE necessary for the provision of HSDS shall be at the sole discretion of each resident subscribing to HSDS.

                                    EXHIBIT E
                             SERVICE LEVEL AGREEMENT

This Service Level Agreement is attached and made a part of the Master High Speed Data Services Access and Right of Entry Agreement by and between I3S, Inc. and Archstone Communities Trust (the "Agreement").

INTRODUCTION

This Exhibit entitled "Service Level Agreement" ("SLA") sets out operation specifications and requirements for HSDS provided by I3S for the residents or customers of applicable Archstone Properties. The SLA shall encompass data services originating and terminating within the I3S internetwork ("i3s.net").

The HSDS provided by I3S shall meet the operations specification and requirements stated herein, which are generally stated in terms of events or outcomes, rather than terms of specific hardware, software or procedural requirements. For the purposes of the SLA, i3s.net shall relate to that portion of the global Internet operated by I3S, originating within end users' customer premises and terminating within I3S computers or transported and peered at a public or private Internet Exchange Point.

For the purposes of the SLA, a "Trouble" or "Trouble Report" shall relate to i3s.net or I3S provided services (or resold services) and the Equipment and I3S-maintained facilities, but shall exclude customer error, defects in Customer Premises Equipment ("CPE"), defects in customers' computers, defects in property cable or wiring plants, defects in fiber optic distribution systems, defects in cable television distribution systems and network problems experienced by destination networks at or beyond Internet Exchange Points.

The terms and conditions of this SLA do not limit I3S's obligations set forth elsewhere in the Agreement, but if there is a conflict with respect to service obligations between this SLA and the Agreement, this SLA shall control.

PERFORMANCE REQUIREMENTS

PERCENT CUSTOMER SERVICE ORDER BEGINNING COMMITMENT DATES TIMELY MET

     This parameter is generally indicative of the timely beginning of work on orders from customers for new service or orders to make changes in their existing service.

     The timely beginning parameter is calculated by dividing the total Customer Service Orders begun on or before the date and clock hour promised to the customer that the service order would be started by the total number of service orders initiated in each calendar month and multiplying by 100.

     I3S shall exhibit greater than 90% Customer Service Order Beginning Commitment Dates Timely Met per month.

PERCENT CUSTOMER SERVICE ORDER COMPLETION COMMITMENT DATES TIMELY MET

     This parameter is generally indicative of the timely completion of work on orders from customers for new service or orders to make changes in their existing service and the timely completion of those service orders.

     The timely completion parameter is calculated by dividing the total Customer Service Orders completed on or before the date and clock hour promised to the customer that the service order would be completed by the total number of service orders initiated in each calendar month and multiplying by 100.

     I3S shall exhibit greater than 90% Customer Service Order Completion Commitment Dates Timely Met per month.

PERCENT OF NETWORK AVAILABILITY

     This parameter is generally indicative of the availability of the network to transport and peer customer data at an Internet Exchange Point, or, in the event that the customer data is to be fulfilled by computers within i3s.net, generally indicative of the availability of to transport data to the I3S servers and the availability of the servers.

     This parameter is calculated by dividing the number of seconds that the network is available for each customer by the total number of customer-seconds in each calendar month and multiplying by 100.

     Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows or ad hoc maintenance windows scheduled and announced 24 hours in advance in the i3s.net Customer Support Web Site.

     Specifically excluded from the Network Availability calculation shall be periods of time where the access distribution plant (operated by Archstone or its designated third party operator) exceed the operational standards set by I3S for each type of broadband access technology.

     I3S shall exhibit greater than 98% Network Availability per month.

PERCENT CUSTOMER CALLS ANSWERED WITHIN 45 SECONDS BY I3S PERSONNEL

     This parameter is based upon the number of customers calls answered within 15 seconds by a human operator or by an ACD queue greeting during the hours of operation of the I3S National Customer Care Center and thereafter to be answered by a human customer representative within 30 seconds. At a minimum, the I3S National Customer Care Center shall operate from 8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday exclusive of holidays.

     This parameter is calculated by dividing the number of calls answered with 45 seconds by the total number of Customer Care Center calls answered in each calendar month and multiplying by 100.

     I3S shall exhibit greater than 90% of Customer Calls Answered within 45 Seconds per month.

PERCENT OF TROUBLE REPORTS RESOLVED TIMELY

     This parameter is related to the number of Trouble Reports resolved within the following windows:

          For Trouble Reports received by I3S at the I3S National Customer Care Center prior to 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by the end of the next business day.

          For Trouble Reports received by I3S at the I3S National Customer Care Center after 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by noon of the second business day thereafter.

     This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the customer the total number of Trouble Tickets cleared in each calendar month and multiplying by 100.

     I3S shall exhibit greater than 90% Trouble Reports Cleared Timely per month, according to the terms of this section for trouble that can be resolved by I3S alone.

PERCENT CUSTOMER REPAIR VISIT APPOINTMENTS MET

     This parameter is related to the customer commitments made by the I3S National Customer Care Center for repairs that require a repair visit to customers' sites or premises.

     This parameter is calculated by dividing the total Customer Repair Visits Appointments met on or before the date and clock hour promised to the customer



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





     by the total number of Customer Repair Visit Appointments initiated in each calendar month and multiplying by 100.

     I3S shall exhibit greater than 90% Customer Repair Commitment Met per month.

PERCENT OF CUSTOMER BILLS PREPARED TIMELY

     This parameter is related to the generation of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

     This parameter is calculated by dividing the number of Customer Bills generated and sent to customers within twenty (20) business days of the end of the billing cycle by the total number Customer Bills generated in each calendar month and multiplying by 100.

     I3S shall exhibit greater than 95% Customer Bills Prepared Timely per month.

PERCENT OF CUSTOMER BILLS PREPARED ACCURATELY

     This parameter is related to the accuracy of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

     This parameter is calculated by dividing the number of Customer Bills generated that do not require an adjustment due to a billing error caused I3S by the total number Customer Bills generated in each calendar month and multiplying by 100.

     I3S shall exhibit greater than 95% Customer Bills Prepared Accurately per month.

REPORTS

     I3S shall provide to Archstone reports within twenty (20) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:

     A report depicting total subscribers, gross new customers and gross customers terminated separated by product tier and property.

     New service orders, Trouble Reports opened and closed or cleared as appropriate separated by date and property.

     Aggregate I3S National Customer Care Center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively.

     Billing summaries describing the date(s) bills were sent to customers, and the billed revenue disaggregating major categories of service.





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


HOLIDAYS

     New Years Day
     Memorial Day
     Memorial Day
     Independence Day
     Labor Day
     Thanksgiving
     Day after Thanksgiving
     Christmas
     Any other national or state holiday recognized by I3S










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




                                    EXHIBIT F

                                 QUITCLAIM DEED

When recorded return to:

Archstone Communities Incorporated
Suite 100
7670 South Chester St.
Englewood, CO 80112
ATTENTION: Kathleen Keating

     QUIT-CLAIM DEED

         FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned hereby quit-claims to Archstone Communities Trust, a real estate investment trust, without representation or warranty, its entire right, title and interest in the property described on Attachment 1 attached hereto and incorporated by this reference (the "Property").

         By this Quit-Claim Deed, the undersigned further agrees (i) the Master High Speed Data Services Access and Right of Entry Agreement (the "Property Agreement"), dated as of ________________________ 19__,between the undersigned and Archstone Communities Trust, as evidenced by the Memorandum of Easement recorded on _________________. 199__,as Instrument No. _________________, in
__________, __________ has expired or been terminated, and (ii) the easement and rights of access, and any other interests in the Property granted to the undersigned therein have expired or been terminated.

         DATED this           day of ,199__

                                            I3S, INC.,
                                            a Texas corporation

                                            ----------------------------------
                                            its Authorized Representative

STATE OF               )
         --------------

                              )ss.
COUNTY OF                     )
         --------------



         On this, the ___ day of ______, 199__ ,before me, the undersigned Notary Public, personally appeared ________________,known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in such capacity on behalf of the corporation for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                                  ----------------------------
                                                  Notary Public

My Commission Expires:
                      ------------------------





                                       51